UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
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OSI Restaurant Partners, Inc.
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THE FOLLOWING TRANSCRIPT IS FROM A WEBCAST TO EMPLOYEES IN CONNECTION WITH THE PROPOSED MERGER:

OSI Restaurant Partners, Inc.

COMPANY-WIDE CALL/WEBCAST

Welcome to the OSI Partners update. On today’s call we have Bill Allen your CEO and Chris Sullivan founder and chairman.

I will now turn the call over to Bill Allen.

Thank you! Good afternoon everyone, I have with me here in Tampa the founders of Outback as well as Paul Avery and I wanted to thank all of you for taking the time to dial in and to listen to what we think is a very important Company-wide conference call.

We are very excited about an announcement that we made here today. But before I get started, I want to remind everyone that the statements that we make on this call are actually not historical facts they are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those stated or implied in the forward-looking statements, as a result of factors that are detailed in this morning’s press release and in our filings with the Securities and Exchange Commission. OSI makes no commitment to update any forward-looking statements based on new information, future events or otherwise, except to the extent required by law and that was for our attorneys.

By now you should have seen our email or heard the announcement that the Board of Directors of OSI, based on a unanimous recommendation of a Special Committee of the Board, has approved the acquisition of OSI from its public stockholders by an investor group comprised of our founders and the Bain Capital Partners and Catterton Partners - two leading private equity firms that have significant restaurant industry experience.

As I said we are very excited and we believe that this transaction represents a very positive and great opportunity for our Company and I want to take a few minutes to explain what it means for our businesses and for you as valued members of our team.

OSI was at one time a private company as you know, and this transaction will result in OSI again becoming private with the founders continuing to have their ownership roles as well as Chris and Bob continuing in their roles on the Board of Directors.

Let me state at the outset, that while this transaction represents a change in ownership for the Company, we do not believe that it will impact the day-to-day activities or operations of our business or the relationship that we have with you, our team members. It also doesn’t change our fundamental commitment to our Principles and Beliefs, especially our commitment to people and quality. In fact, the founders and management selected Bain and Catterton as our partners because not only did they offer to pay a significant premium to our shareholders, but they support our Principles and Beliefs. And as we move forward with this transaction I assure you that we will work with our founders to ensure that those fundamental aspects of how we do business at OSI that have led us to our success stay in place.

Our business is an important point in its history. The core Outback brand is still the leader in casual steakhouses by a margin of three-to-one and if we are going to stay #1 we need to continue to make progress the same progress that we are making under Paul’s outstanding leadership today. In addition, we plan to continue to grow our concepts and Bain and Catterton are supportive of these efforts.

We believe it will be much easier to implement our long range plans as a private company where we can fully focus our efforts on our plan, free from the distractions that go with being a public company. We also have the benefit of assistance from a team of experienced professionals from Bain and Catterton, who have had a great record of assisting other restaurant companies in which they have investments. Like all of you, Bain and Catterton believe that OSI has significant growth potential.

The Special Committee, together with its advisors, will spend the next 50 days actively soliciting the marketplace to confirm that this is the most compelling offer for OSI’s shareholders, after that we will ask our shareholders to vote on the transaction at a special meeting being held for that purpose.

Separate and apart from our announcement with respect to going private that’s been given to the Company, the Company also announced that it will need to restate its consolidated financial statements to correct for a previously announced understatement in its liability for unearned revenue for unredeemed gift cards and certificates and for other less significant errors in its financial statements, including deferred rent, minority interests in consolidated entities and additional paid in capital, identified since that announcement. The previously announced preliminary estimate of the understatement in the Company's liability for unearned revenue for unredeemed gift cards and certificates of approximately $20,000,000 to $40,000,000 was based on an accounting method under which the Company would recognize income in proportion to redemptions as they occur for an estimate of the gift cards and certificates that will never be redeemed. As part of the restatement, the Company has determined that it will recognize income for those cards and certificates that will never be redeemed at any time at which their redemption becomes remote, which is generally three years after their sale. The use of this method of revenue recognition (in contrast to the method of ratably recognizing revenue) changes the Company’s original estimate and is expected to result in an adjustment to its unearned revenue liability of approximately $50,000,000 to $70,000,000 as of September 30, 2006. The actual amount of the understatement, the periods affected and the related income tax effects are still being determined.  As a result of these errors, management and the Company's Audit Committee have determined that the Company’s previously issued financial statements should no longer be relied on.

We intend to file our Quarterly Report on Form 10-Q for the third quarter of 2006 as soon as possible, although we are currently expecting that we will be late in making that filing and that was for the accountants.

We will be sure to inform you, back again to the announcement with respect to going private, we will be sure to inform you of all the important developments over the months ahead but we ask for your continued focus and effort in supporting our guests and our businesses. We will continue to keep you posted of all relevant developments and will do our best to answer any questions in a timely manner. If you have any questions, please raise them with your immediate supervisor or feel free to email us at mythoughts@outback.com. We will do our best to respond to them in a timely manner.

Through this transition period we need everyone in the field and home office to continue to focus on delivering an excellent customer experience in each one of our restaurants each and every day. Paul Avery and I appreciate your continued efforts on this and we’re very proud of what you’ve accomplished this year in moving all of our concepts forward.

I thank you for listening and I would like to turn it over to Chris.

Thanks, Bill. As Bill mentioned, we started out as a private company when we founded Outback. We made the decision to become a public company 15 years ago because it was the best way to help us achieve our objectives at that time, but now we feel we can better accomplish our goals today as a private company. Speaking on behalf of all the founders, we are very excited about this change and the partners we have found in Bain Capital and Catterton. Bain Capital and Catterton share our philosophies of how to run a restaurant company and we are cofident that they will help us accelerate progress while eliminating the distractions of being a public company during this period of change at OSI. Bob Basham and I, along with Tim and Trudy, will continue in our current roles and Bob and I will serve on the Board of Directors of the continuing Company and we will continue with our ownership interests in the Company and ensure that we maintain our commitment to our principles and beliefs, especially our commitment to people and quality and our focus of putting people first.

OSI has had a very successful history, but I truly believe our best days are still ahead and Bob, Bill, Paul and I look forward to working with you to make this a reality.

Thank you for all your efforts and keep up the great work.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of OSI Restaurant Partners. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, (1) OSI Restaurant Partners may be unable to obtain shareholder approval required for the transaction; (2) OSI Restaurant Partners may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on OSI Restaurant Partners or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (5) the businesses of OSI Restaurant Partners may suffer as a result of uncertainty surrounding the transaction; (6) the financing required for Bain Capital and Catterton to complete the transaction may be delayed or may not be available and (7) OSI Restaurant Partners may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of OSI Restaurant Partners are set forth in its filings with the Securities and Exchange Commission (“SEC”), which are available at http://www.sec.gov. Unless required by law, OSI Restaurant Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of OSI Restaurant Partners and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI RESTAURANT PARTNERS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about OSI Restaurant Partners at http://www.sec.gov, the SEC’s free internet site. Free copies of OSI Restaurant Partners’ SEC filings are also available on OSI Restaurant Partners’ internet site at http://www.osirestaurantpartners.com.

Participants in the Solicitation

OSI Restaurant Partners and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI Restaurant Partners’ stockholders with respect to the proposed transaction. Information regarding the officers and directors of OSI Restaurant Partners is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.